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EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                     between

                            XILA COMMUNICATIONS, LLC,

                                     Seller

                                       and

                                   eGIX, INC.,

                                    Purchaser

                          Dated as of October 28, 2004

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      THIS ASSET PURCHASE AGREEMENT (this "Agreement") made this 26 day of
October, 2004, by and between XILA COMMUNICATIONS, LLC, an Indiana limited liability company ("Seller"), and eGIX, INC., an Indiana corporation ("Purchaser").

      This Agreement sets forth the terms and conditions upon which Seller agrees to sell and Purchaser agrees to purchase substantially all of the assets used in Seller's Business.

      In consideration of the promises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following definitions shall apply for purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). There are other terms defined throughout the Agreement.

      1.1 "Business" means the business of operating as a telecommunications carrier within the State of Indiana pursuant to certificates of territorial authority issued by the IURC for facilities based and resold interexchange and local exchange service, and providing joint tenant, dedicated access and caller identification services to Customers.

      1.2 "Closing Date" shall have the meaning given in Section 2.9.

      1.3 "Contracts" means all of Seller's rights, title and interest in and to each contract and agreement listed on Schedule 1.3, including the Shared Tenant Agreements.

      1.4 "Customers" means those persons and entities listed on Schedule 1.4 and those persons and entities receiving Services from the Seller on or after October 1, 2004.

      1.5 "Encumbrances" means, to the extent applicable, all claims, liens (including liens for taxes), mortgages, security interests, leases, options, rights of first refusal or first offer, easements or other similar encumbrances.

      1.6 "Equipment" means all machinery, equipment, tools and other mechanical devices of any type, parts and accessories owned by Seller on the Closing Date, including, without limitation, the machinery, equipment, parts and accessories set forth on Schedule 1.6.

      1.7 "Excluded Assets" shall mean those assets of Seller which are not part of the Purchased Assets, all as identified on Schedule 1.7.

      1.8 "IURC" means the Indiana Utility Regulatory Commission.

      1.9 "Intangible Assets" means goodwill, customer lists, trademarks, trade names and trade name rights (including, without limitation, all the rights of Seller to use the name "XILA Communications," any and all variations thereof, and any logos and URLs associated therewith),

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advertising rights and materials, and telephone and facsimile numbers (to the extent assignable) owned by Seller or which Seller has the right to use.

      1.10 "Knowledge", "to Seller's Knowledge" and variations thereof shall mean that which is actually known by Brad Houlberg and Fred Hanuschek, the President and Chief Financial Officer of Seller, respectively.

      1.11 "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Seller or Purchaser, as the case may be, any change or effect that is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business (including, without limitation, the Business) or results of operations of Seller or Purchaser, as the case may be, taken as a whole.

      1.12 "Revenue" means the gross amount of billings invoiced by Seller to Customers for Services rendered by Seller in a manner consistent with accounting policies and procedures historically applied by Seller.

      1.13 "Services" means the provision of telecommunications and other services related to the Business.

      1.14 "Shared Tenant Agreement" means those certain Developer Shared Tenant Services Agreements listed on Schedule 1.3 attached hereto.

      1.15 "Transaction Documents" means, collectively, this Agreement and any other document, agreement or instrument executed and delivered by the parties in connection herewith.

                                   ARTICLE II

                               THE ASSET PURCHASE

      2.1 The Asset Purchase. Upon the terms and subject to the conditions stated herein, Seller hereby agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, accept and assume from Seller, on the Closing Date, all of Seller's right, title and interest in and to all Contracts, Equipment, Intangible Assets and Business of Seller (the "Purchased Assets"), but expressly excluding the Excluded Assets.

      2.2 Purchase Price. The purchase price for the Purchased Assets shall be the sum of (a) Four Hundred Sixty Four Thousand Dollars ($464,000), adjusted as provided in Section 2.5 below; plus (b) the Assumed Obligations, as defined in
Section 2.7(a) below ("Purchase Price").

      2.3 Earnest Money. Purchaser herewith delivers to Seller the sum of Twenty Five Thousand Dollars ($25,000) (the "Earnest Money"), and Seller hereby acknowledges receipt of the Earnest Money, subject to collection. Seller may deposit the Earnest Money and shall hold the Earnest Money subject to the terms and conditions of this Agreement. The Earnest Money shall be applied to the obligations of Purchaser at Closing and shall be credited first to any portion thereof payable in cash.

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      2.4 Method of Payment. The Purchase Price payable at Closing shall be paid as follows:

            (a) By application of the Earnest Money;

            (b) By delivery of One Hundred Fifty Five Thousand Dollars ($155,000) payable by bank cashier's check, or wire transfer representing funds immediately available at Bank One, N.A.;

            (c) By application of any monies paid to Seller by Purchaser that are to be applied to a reduction of the Purchase Price pursuant to Section 2 of the Services Agreement by and between Purchaser and Seller (the "Services Agreement"); and

            (d) By delivery of a promissory note of Purchaser, in the principal amount of Two Hundred Eighty Four Thousand Dollars ($284,000) less the reductions to Purchase Price pursuant to Section 2.4(c) hereof, payable to the order of Seller, in form reasonably acceptable to the parties and their respective counsel (the "Note").

Purchaser's obligation for the balance of the Purchase Price shall be discharged by Purchaser's payment or performance when due of the Note and of all Assumed Obligations.

      2.5 Intentionally Omitted.

      2.6 Customer Lists. To the best of Seller's Knowledge, Schedule 1.4 sets forth a current and complete list of Seller's Customers relating to the Business as of October 1, 2004.

      2.7 Assumption of Liabilities; Regulatory Approval.

            (a) Assumed Liabilities. On the Closing Date, and except as otherwise provided in Section 2.7(b) of this Agreement, Purchaser shall assume and agree to pay, perform and discharge all of the following debts, obligations and liabilities of the Seller:

            (i) All obligations, expenses and liabilities arising on or after October 1, 2004 in respect of, arising out of, resulting from, or related to Customer contracts and service agreements;

            (ii) All obligations, expenses and liabilities arising on or after October 1, 2004 in respect of, arising out of, resulting from, or relating to the Shared Tenant Agreements;

            (iii) All obligations, expenses and liabilities arising on or after
                  October 1, 2004 in respect of, arising out of, resulting from, or relating to the telecommunications agreements identified in
                  Schedule 2.7 hereto; and

            (iv) All obligations, expenses and liabilities of the Seller arising on or after October 1, 2004 as provided in the Services Agreement, including without limitation, trade accounts payable

      ("Assumed Liabilities").

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            (b) General Limitation on Assumption of Liabilities. Except for the
      Assumed Liabilities (i) Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances (except Encumbrances for business tangible personal property taxes), and (ii) Purchaser shall not, by virtue of its purchase of the Purchased Assets, be deemed to have assumed or become responsible for any other liabilities or obligations of Seller; and (iii) Seller shall remain liable for all obligations, expenses and liabilities of the Seller arising on or before September 30, 2004 as provided in the Services Agreement, including without limitation, trade accounts payable (the "Excluded Liabilities").

            (c) Offer of Employment. Except as provided in Section 2(g) of the Services Agreement, Purchaser may offer employment to some or all of Seller's employees prior to the Closing Date, but is under no obligation to make any offer of employment to any person as a result of this Agreement.

            (d) Regulatory Approval. Each party shall, at all times and at its expense, use its best efforts to: (i) secure and obtain its Required Consents and Approvals (as hereinafter defined); (ii) deliver to the other party pertinent updates and information regarding such Required Consents and Approvals (including, without limitation, the IURC approval process); and (iii) assist the other party, as soon as is reasonably practicable, to secure and obtain such other party's Required Consents and Approvals.

      2.8 Further Assurances. From and after the Closing Date, and upon written request from Purchaser, Seller shall perform such acts and execute, acknowledge and/or deliver to Purchaser such further deeds, assignments, transfers, conveyances and other instruments and papers as may reasonably be required to sell, assign, transfer, vest, convey and deliver full right, title and interest in, and possession of, the Purchased Assets to Purchaser and to otherwise consummate the transactions contemplated hereby.

      2.9 Closing. The purchase and sale provided for in this Agreement shall be consummated at a closing (the "Closing"), at a time and location mutually agreeable to the parties after all the conditions contained in this Agreement have been fulfilled or waived (the "Closing Date"), but in no event later than February 28, 2005 (subject to the automatic extension set forth in Section 2.10
(b)), unless the parties otherwise agree in writing. At the Closing, the parties will execute and deliver such bills of sale, assignments, documents and instruments as are reasonably necessary to sell, convey, assign, transfer and deliver to Purchaser the Purchased Assets, and to transfer and assume the Assumed Liabilities.

      2.10 Termination. This Agreement may be terminated (a) at any time prior to Closing by the mutual written consent of Seller and Purchaser, (b) in the event any of the conditions set forth herein are not satisfied or waived on or before February 28, 2005, unless otherwise mutually agreed by Purchaser and Seller; provided, however, that if, on such date, the only Required Consent and Approval not yet obtained by the parties is the IURC approval to be obtained by Seller as identified on Schedule 3.2 hereto, this Agreement shall be extended to March 31, 2005, and Seller and Purchaser shall diligently work together using both parties' best efforts to obtain such approvals prior to March 31, 2005, or
(c) by either Purchaser or Seller on written notice to the other in the event the Closing Date shall not have occurred within the time prescribed in Section 2.9, provided the terminating party is not then in default in the performance of its obligations hereunder. If this Agreement is terminated pursuant to Items
(a)-(c) above, no party

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shall have any further liability hereunder and this Agreement shall thereafter be of no further force or effect.

      In the event: (a) Purchaser or Seller shall, without legal cause, fail or refuse to consummate the transactions contemplated hereby in accordance with the terms, conditions, provisions, representations and warranties hereof; or (b) the Services Agreement is terminated prior to the Closing Date pursuant to the terms thereof; then: (x) the nondefaulting party may terminate this Agreement and, shall have all rights and remedies available at law or in equity; (y) if Seller is the terminating party, Seller may, at its election, and without prejudice to its other remedies at law or in equity, declare a forfeiture of the Earnest Money, in which event the Earnest Money and all interest thereof will be immediately forfeited to Seller; and (z) if Purchaser is the terminating party, the Seller shall immediately return the Earnest Money to Purchaser, and Purchaser may maintain a suit for specific performance of this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Purchaser that:

      3.1 Organization. Seller is a limited liability company duly organized and validly existing under the laws of Indiana.

      3.2 Authority. Seller has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by or on the part of Seller to authorize such execution, delivery and consummation of this Agreement required on the part of Seller have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights in general. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of an Encumbrance on any of the properties or assets of Seller pursuant to, the Articles of Organization or Operating Agreement of Seller or any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which its properties or assets are bound. Except as set forth in Schedule 3.2 attached hereto ("Seller's Required Consents and Approvals"), no material approval, authorization, consent or other order or action of or filing with any person, entity or court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

      3.3 Financial Statements. Seller has delivered to Purchaser its financial statements as of December 31, 2003 and for the nine (9) month period ending September 30, 2004 (together, the "Financial Statements"). Except as disclosed in Schedule 3.3 attached hereto, the Financial Statements have been prepared by Seller in accordance with generally accepted accounting principles consistently applied. To its Knowledge, Seller does not have any contingent or undisclosed obligations or liabilities relating to the Business which would be required to be

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reflected in the Financial Statements, other than obligations or liabilities (i)
that are disclosed in the Transaction Documents or the schedules thereto, or
(ii) would not have a Material Adverse Effect on the financial condition of Seller, taken as a whole.

      3.4 Retention of Customers. To its Knowledge, Seller does not have reason to believe that any of the entities listed on Schedule 1.4, other than HDG Mansur and its affiliates, intends to terminate its relationship with Seller, nor does Seller possess any information that any such Customer intends to materially alter its purchase of Services from Seller.

      3.5 Litigation. Seller is not a party to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator that materially affects the operation of the Business.

      3.6 Contracts. To Seller's Knowledge, each of the Contracts listed in
Schedule 1.3 is valid and binding obligation of Seller and is in full force and effect, each party to each such Contract has performed all material obligations required to be performed by it thereunder, and no other party to any such Contract has taken the position that such Contract is not enforceable against it.

      3.7 Accuracy. To Seller's Knowledge, the required disclosures made in the Schedules attached hereto are complete and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller that:

      4.1 Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana.

      4.2 Authority. Purchaser has the full entity power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by or on the part of Purchaser to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights in general. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of an Encumbrance on any of the properties or assets of Purchaser pursuant to, the organization charter or by-laws of Purchaser or

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any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which its properties or assets are bound. Except as set forth in Schedule 4.2 attached hereto (the "Purchaser's Required Consents and Approvals"), no material approval, authorization, consent or other order or action of or filing with any person, entity or court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

      4.3 No Legal Proceedings. There is no action, suit, investigation, order, judgment or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a Material Adverse Effect on Purchaser's ability to perform any of its obligations hereunder or under this Agreement.

      4.4 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.1 Conditions Precedent to Purchaser's Obligations. The obligations of Purchaser under this Agreement shall be subject to Purchaser receiving delivery, upon terms and conditions satisfactory to it, of all of (a) Seller's and Purchaser's Required Consents and Approvals, and (b) the instruments, documents and considerations described in Article VI, the form and substance of which shall be satisfactory in all reasonable respects to Purchaser and its counsel.

      5.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement shall be subject to Seller's receiving delivery, upon terms and conditions satisfactory to it, of all of (a) Purchaser's and Seller's Required Consents and Approvals, and (b) the instruments, documents and considerations described in Article VI, the form and substance of which shall be satisfactory in all reasonable respects to Seller and its counsel.

      5.3 Notice to Customers. Upon Seller's receiving delivery, upon terms and conditions satisfactory to it, of all of Purchaser's and Seller's Required Consents and Approvals, Seller shall cause to be delivered to its Customers a notice of change of telephone service provider in form reasonably acceptable to the parties and their respective counsel, requested, approved or required by the IURC.

                                   ARTICLE VI

                               CLOSING DELIVERIES

      6.1 Deliveries by Purchaser. At Closing, Purchaser shall deliver or cause to be delivered to Seller (a) a certificate, dated as of a recent date, evidencing the existence of Purchaser in the State of Indiana; (b) a certificate dated the Closing Date and executed by a corporate officer of Purchaser on behalf of Purchaser certifying the by-laws of the Purchaser and

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that the resolutions of the Board of Directors of Purchaser authorizing the execution of this Agreement and the consummation of the transactions contemplated herein (true, accurate and complete copies of which shall be attached to such certificate) have been duly adopted and are in full force and effect as of the Closing Date; (c) a certificate dated the Closing Date and executed by an executive officer of Purchaser to the effect that (i) each of the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects, and (ii) all conditions precedent to this transaction have been fulfilled or waived, on and as of such date; (d) the payments specified in Section 2.4(a) and (b) hereof; (e) the Note, duly executed by Purchaser; (f) an assumption agreement duly executed by Purchaser; and (g) such other documents and instruments as Seller may reasonably request.

      6.2 Deliveries by Seller. At Closing, Seller shall deliver to purchaser
(a) a certificate dated as of a recent date, evidencing the existence of Seller in the State of Indiana; (b) a certificate dated the Closing Date and executed by an officer of Seller certifying that resolutions of the sole member of Seller authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby (true, accurate and complete copies of which resolutions shall be attached to such certificate) have been duly adopted and are in full force and effect as of the Closing Date; (c) a certificate dated the Closing Date and executed by an executive officer of Seller to the effect that
(i) each of the representations and warranties of Seller contained in this Agreement are true, accurate and complete in all material respects, and (ii) all conditions precedent to this transaction have been fulfilled or waived, on and as of the Closing Date; (d) a duly executed bill of sale conveying and warranting to the Purchaser title to the Equipment; (e) assignment and assumption agreements relative to Accounts Receivable, Contracts, Intangible Assets and Assumed Liabilities necessary to transfer all of Seller's rights thereunder to Purchaser; and (f) such other documents and instruments as Purchaser may reasonably request.

      6.3 Form of Documents and Instruments; Possession. All documents, instruments and agreements contemplated by Sections 6.1 and 6.2 shall be in form reasonably satisfactory to Purchaser and Seller and their respective counsel. Seller shall deliver possession of the Purchased Assets to Purchaser on the Closing Date.

                                   ARTICLE VII

                        FURTHER COVENANTS AND AGREEMENTS

      7.1 Access; Information; Confidentiality.

            (a) Each party, covenants and agrees, and shall cause each of its officers, employees, attorneys, accountants and other authorized representatives, to treat all information obtained or developed by them concerning the other party in strict confidence. Each party also covenants and agrees to comply with all other confidentiality undertakings heretofore agreed to between Purchaser and Seller or their representatives relating to the parties or the transactions contemplated by this Agreement.

            (b) If at any time it is necessary that a party be furnished with additional information, documents or records relating to the Purchased Assets, the Business, or the transaction contemplated by this Agreement in order properly to prepare or support its tax returns or other documents or reports required to be filed with governmental authorities or any securities exchanges or otherwise for any purpose in connection with the

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      performance or discharge by the parties of their obligations hereunder, and such information, documents or records are in the possession or control of the other party, such other party agrees to use all reasonable efforts to furnish or make available such information, documents or records (or copies thereof).

      7.2 Fees and Expenses. Each party shall bear its own expenses incurred in connection with this transaction.

      7.3 Other Post-Closing Obligations.

            (a)   Post-Closing Obligations of Purchaser.

            (i) Purchaser shall perform fully its obligations under the Transaction Documents in accordance with their respective terms.

            (ii) Any cash collections and other cash proceeds received by Purchaser from any Customer shall be held in trust for the benefit of Seller, and Purchaser shall immediately pay over such cash collections and other cash proceeds to Seller until all of Seller's accounts receivable existing on September 30, 2004 with respect to such Customer has been paid in full.

            (iii) After Closing, Purchaser shall indemnify and save harmless and defend Seller from and against any and all actions, suits, proceedings, investigations, assessments, audits, fines, judgments, liabilities, losses, claims, demands, damages, obligations, costs, charges, reasonable counsel fees and other expenses of every nature and character (collectively, the "Losses"), sustained or incurred by Seller by reason of or resulting from the nonperformance of any covenant or obligation of this Agreement required to be performed by Purchaser after the Closing pursuant to this Agreement.

            (b)   Post-Closing Obligations of Seller.

            (i) Subject to any applicable statute of limitations and any valid defenses or setoffs, from and after the Closing Date, Seller shall timely pay, satisfy and/or discharge, in accordance with past practice, all Excluded Liabilities, or otherwise deal with the Excluded Liabilities in such a manner as to prevent claims against Purchaser in respect thereof; provided, however, that Seller shall not be obligated to pay any Excluded Liability while and for so long as Seller is contesting the same in good faith by appropriate proceedings.

            (ii) Seller agrees that after the Closing Date, it shall not use or employ in any manner, directly or indirectly, the name "XILA Communications" or any derivation or variation thereof, and that as soon as practicable after the Closing Date, it will take and cause to be taken all necessary action in order to officially change the Seller's name.

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            (iii) Seller will terminate the Certificate of Territorial Authority issued by the IURC in Cause No. 9810-13, Certificate of Territorial Authority issued by the IURC in Cause No. 41308, Certificate of Territorial Authority issued by the IURC in Cause No. 42058 and all other licenses and rights to conduct Business, and promptly deliver evidence of such terminations to Purchaser.

            (iv) After Closing, Seller shall indemnify and save harmless and defend Purchaser from and against any and all Losses which are sustained or incurred by Purchaser by reason of or resulting from the non-performance of any covenant or obligation of this Agreement required to be performed by Seller after the Closing Date, including, but not limited to any Excluded Liability.

      7.4 Public Announcements. Any press release or public statement with respect to this Agreement and this transaction shall not be made without the agreement of the parties on the content of such information release.

      7.5 Sales and Transfer Taxes. Seller shall pay all income, payroll, property, sales, use, and/or excise taxes (collectively, "Taxes") due with respect to the Business that relate to the periods prior to the Closing Date, and Purchaser shall pay all such Taxes that relate to any period after the Closing Date.

      7.6 Access to Books and Records. For a period of seven (7) years after the Closing, Purchaser shall provide Seller with access to all books and records of the Business, during normal business hours, for purposes of (a) inspecting the same, and (b) verifying Purchaser's compliance with the terms and conditions of Sections 7.3(a)(i) and (ii) of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of service if delivered personally, on the following day sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier), or on the third day after mailing if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, first-class, postage prepaid, to such party at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to Purchaser, to:

                  11550 N. Meridian Street, Suite 500
                  Carmel, Indiana 46032
                  Attention: Steven L. Johns
                  Title: Chief Executive Officer
                  TX/FAX: 317.290.3880

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            (b)   If to Seller: to

                  c/o CTI Group
                  333 N. Alabama Street, Suite 240
                  Indianapolis, IN 46204
                  Attention:  Manfred Hanuschek

      8.2 Interpretation. When a reference is made in this Agreement of "Section", such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      8.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one (1) and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

      8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including documents the Schedules and Exhibits (if any) attached hereto, contains the entire agreement between Seller and the Purchaser with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder.

      8.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.

      8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      8.7 Severability. If any term herein is determined to be invalid, illegal or incapable of being enforced by any rule of law, all other provisions shall remain in full force and effect so long as the economic or legal substance of this transaction is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

      8.8 Consent to Jurisdiction. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, the parties specifically consent and agree to the jurisdiction of the courts of Marion County, Indiana.

      8.9 Enforcement. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by a court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable

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

attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses or attorneys' fees shall be included as part of the judgment.

      IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date first above written.

eGIX, INC.                                      XILA COMMUNICATIONS, LLC.

By: /s/ Steven Johns                            By: /s/ Manfred Hanuschek
    ------------------------                        ----------------------------
Printed Name: Steven Johns                  Printed Name: Manfred Hanuschek
Print Title: President                      Print Title: Chief Financial Officer

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